UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

RASNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333- 191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-396-4080

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, the Board of Directors of Rasna Therapeutics, Inc. (the “Company”) appointed Tiziano Lazzaretti as the Company’s Chief Financial Officer. Mr. Lazzaretti does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fiscal Year End Change

On November 1, 2016, the Company's Board of Directors approved a change in its Fiscal Year from June 30 to March 31 to be more efficient for administrative purposes. The change in fiscal year will become effective for the Company's 2017 fiscal year which began April 1, 2016 and will end on March 31, 2017. The Company plans to file a transition report on Form 10-K for the period from July 1, 2016 to March 31, 2017 within 90 days after March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 7, 2016

RASNA THERAPEUTICS, INC.

By:	/s/ James Tripp
	Name:	James Tripp
	Title:	Acting Chief Executive Officer